Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 2, 2025 on the consolidated financial statements of Aeries Technology, Inc. and its subsidiaries, appearing in the annual report on Form 10-K of Aeries Technology, Inc. for the year ended March 31, 2025. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

/s/ Manohar Chowdhry & Associates
Manohar Chowdhry & Associates
Chartered Accountants

Chennai, India

July 2, 2025